EXHIBIT 10.56
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                                                                December 2, 1999

Kirkpatrick & Lockhart LLP
75 State Street, Sixth Floor
Boston, Massachusetts  02109
Attention:  Stephen L. Palmer, Esq.

         Re:      Homegrown Holdings, Inc. - Annie's Homegrown, Inc. Escrow
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Ladies and Gentlemen:

         In connection with the closing today of the Investment and Stock Purchase Agreement ("Investment Agreement") by and between Homegrown Holdings Corp. ("Holdings") and Annie's Homegrown, Inc. ("Annie's"), Annie's is depositing with you a fully executed Note and Warrant, each as defined in the "Investment Agreement," to be held by you in escrow pursuant to the terms of this escrow agreement. You are authorized to date and release the Note and Warrant to the escrow agent identified in the Pledge and Escrow Agreement dated the date hereof between Holdings, Ann E. Withey and Andrew M. Martin, on behalf of Holdings and subject to such Pledge and Escrow Agreement, upon receipt by you of notice that Annie's has received $1,000,000 of the Investment designated for purchase of the Note and the escrow will be terminated. Under the Investment Agreement, Holdings is obligated to deliver $1,000,000 to Annie's on or before April 30, 2000, unless Annie's is then insolvent or bankrupt. Unless Holdings and Annie's agree to an extension of the April 30, 2000 date, or provide other joint written instructions to you, prior to May 1, 2000, you may destroy the Note and Warrant on May 1, 2000 and the escrow will be terminated.

         Any variation from these instructions must be in a writing signed by both Holdings and Annie's, or by order of an arbitrator jointly selected by Holdings and Annie's, or by a court of competent jurisdiction. You may act upon any document believed by you to be genuine and purported to be signed by the proper parties, and to rely on the truth of the statements contained therein, and will incur no liability in so acting. As escrow agent, you are acting as a depository only and are not a party to or bound by any agreement or undertaking between Holdings and Annie's, and your duties are limited to those specifically stated herein. You shall not be liable for any error of judgement or any act done or omitted in good faith. In the event of a disagreement or adverse claims by Holdings and Annie's, you shall be entitled to continue, without liability, to refrain and refuse to act until instructions are received in a writing signed by both Holdings and Annie's, or until you receive written instructions from an arbitrator jointly selected by Holdings and Annie's, or until you receive an order of a court of competent jurisdiction. You shall not receive any compensation for acting in the capacity of escrow agent, provided, however, that nothing in this escrow agreement shall prevent you from rendering legal services to either Holdings or Annie's and from receiving compensation therefor. This escrow agreement shall be governed by the laws of the Commonwealth of Massachusetts.
                               [SIGNATURES FOLLOW]

HOMEGROWN HOLDINGS      ANNIE'S                     KIRKPATRICK & LOCKHART LLP,
CORP.                   HOMEGROWN, INC.             as Escrow Agent


                                                    By:/s/ Kirkpatrick &
By: /s/ John Foraker    By: /s/ Paul B. Nardone            Lockhart LLP
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